Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-163330 on Form S-3 of our report, dated November 24, 2009 (January 11, 2010 as to Note 24) relating to the consolidated financial statements and consolidated financial statement schedules of The Scotts Miracle-Gro Company (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of new guidance regarding employers’ accounting for defined benefit pension and postretirement plans on September 30, 2007) and our report dated November 24, 2009 relating to the effectiveness of The Scotts Miracle-Gro Company’s internal control over financial reporting, appearing in the Current Report on Form 8-K of The Scotts Miracle Gro Company dated January 11, 2010, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.
/s/ Deloitte & Touche LLP
Columbus, Ohio
January 11, 2010